Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cleveland BioLabs, Inc. and Subsidiaries
73 High Street
Buffalo, NY 14203

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of our report dated March 22, 2021, relating to the consolidated financial statements of Cleveland BioLabs, Inc. and Subsidiaries, appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

MEADEN & MOORE, LTD.
Cleveland, Ohio

June 4, 2021